UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest reported event): May 20, 2004

                              ADZONE RESEARCH, INC.

               (Exact name of registrant as specified in charter)

         Delaware                       0-28717                 88-0420405
     (State or other                  (Commission              (IRS Employer
jurisdiction of incorporation)        File Number)           Identification No.)


                4062 Grumman Boulevard, Calverton, New York 11933
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (631) 369-1100


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ITEM 5. OTHER EVENTS.

On March 20, 2004, AdZone Rearch, Inc. ("the Company") entered into a Subscription Agreement, with The Nutmeg Group, L.L.C (the "Purchaser"), for a private placement of up to $1,750,000 for shares of common stock of the Company. As of date, the Company issued and sold to the Purchaser (i) 3,457,217 shares of common stock; and (ii) warrants to purchase 1,728,608 shares of common stock for a purchase price of $400,000.

      The shares of common stock are priced at the lesser of

      (a) $.20, or

      (b) fifty-seven percent (57%) of the average closing bid price for Common Stock on the two trading days immediately prior to Closing of such traunche, or

      (c) fifty-seven percent (57%) of the average closing bid price for Common Stock on the two trading days immediately prior to the date on which the registration statement (as described in the Registration Rights Agreement) is declared effective,

      (the lesser of (a), (b) and (c) being hereinafter referred to as the "Fixed Price").

      The Purchaser will be issued Warrants (hereinafter "Warrants") exercisable into such number of shares of common stock as is equal to 50% of the purchase price paid by Nutmeg, divided by the Fixed Price. The common stock into which the Warrants are exercisable will have piggyback registration rights, and the Warrants will be transferable. Unexercised Warrants will expire December 31, 2008 ("Warrant Expiration Date"). Warrants will be exercisable into Common Stock at a price equal to 125% of fifty-seven percent (57%) of the average closing bid price for Common Stock on the two trading days immediately prior to the filing with the Securities and Exchange Commission of the registration statement (as described in the Registration Rights Agreement).

      The $1,750,000 Purchase Price will be payable by Purchaser, in three traunches. The first traunche will be a minimum of $400,000 and shall occur no later than May 20, 2004. The second traunche will be an amount equal to $1,000,000 minus the amount of funds received from the first traunche and shall occur no later than June 4, 2004. The third traunche will be at the option of the Company for an amount of $750,000 and shall occur within 5 days of the date on which the registration statement registering the Securities is declared effective.

      In connection with the completion of the transactions under the Subscription Agreement, the Company and the investors also entered into a Registration Rights Agreement providing the Purchaser with certain registration rights under the Securities Act of 1933, as amended, with respect to the Company's common stock issued and the common stock issuable upon exercise of the Warrants

      The issuance of the above-referenced securities were exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of the Purchaser that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copies of the transaction documents attached as exhibits to this Form 8-K.

The Company issued a press release announcing the transaction described above which is also attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following documents are filed as exhibits to this report:

Exhibit
Number      Description
-------     -----------

4.1         Subscription Agreement.

4.2         Registration Rights Agreement dated as of May 20, 2004.

4.3         Form of Common Stock Purchase Warrant dated as May 20, 2004.

99.1        Press release


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ADZONE RESEARCH, INC.




Date: May 26, 2004                                      /s/ Charles Cardona
                                                        ------------------------
                                                        Charles Cardona


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